                                                                    EXHIBIT 99.1
                                                                    ------------


            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2003




SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

             1. Statement of Cash Available for Distribution for the three months ended March 31, 2003:

                  Net income                                                     $   283,000
                  Add:     Equity in loss of Local Limited Partnership                91,000
                           Depreciation                                               95,000
                           Amortization                                                2,000
                  Less:    Cash to reserves                                         (445,000)
                                                                                 -----------

                  Cash Available for Distribution                                $    26,000
                                                                                 ===========

                  Distributions allocated to General Partners                    $     1,000
                                                                                 ===========

                  Distributions allocated to Limited Partners                    $    25,000
                                                                                 ===========

             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended March 31, 2003:

                         Entity Receiving                                Form of
                           Compensation                                Compensation                           Amount
                   -----------------------------    ---------------------------------------------------   ----------------
                   General Partners                 Interest in Cash Available for Distribution             $    1,000

                   WFC Realty Co., Inc.
                   (Initial Limited Partner)        Interest in Cash Available for Distribution             $        5











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